BY-LAWS

OF

PGIM ETF TRUST

TABLE OF CONTENTS

Page

ARTICLE I - AGREEMENT AND DECLARATION OF TRUST 1

Section 1. Agreement and Declaration of Trust 1

Section 2. Definitions 1

ARTICLE II - OFFICES 1

Section 1. Principal Office 1

Section 2. Registered Office and Other Offices 1

ARTICLE III – SHAREHOLDER VOTING 2

Section 1. Voting Powers 2

Section 2. Quorum and Required Vote 3

Section 3. Notice of Meetings 4

Section 4. Meetings 5

Section 5. Record Date for Meetings 7

Section 6. Proxies 7

Section 7. Concerning Validity of Proxies, Ballots, Etc. 9

Section 8. Action Without Meeting 10

Section 9. Abstentions and Broker Non-Votes. 10

Section 10. Organization 11

Section 11. Record Date for Distributions 11

Section 12. Application of this Article 12

ARTICLE IV - TRUSTEES 12

Section 1. Meetings of the Trustees 12

Section 2. Quorum and Manner of Acting 14

ARTICLE V - COMMITTEES…………………………………………………….…… 15

Section 1. Executive Committees………………..……………………………...…. 15

Section 2. Other Committees……………………………..…………………….…. 15

Section 3. Meetings, Quorum and Manner of Acting…………………………….. 16

ARTICLE VI - OFFICERS……………………………………………………………. 16

Section 1. General Provisions 16

Section 2. Term of Office and Qualifications 17

Section 3. Resignation 17

Section 4. Removal 17

Section 5. Powers and Duties of the Chairman 17

Section 6. Powers and Duties of the President 18

Section 7. Powers and Duties of the Vice President 18

Section 8. Powers and Duties of the Treasurer 18

Section 9. Powers and Duties of the Secretary 19

Section 10. Powers and Duties of Assistant Treasurers 19

Section 11. Powers and Duties of Assistant Secretaries 20

Section 12. Compensation of Officers and Trustees 20

Section 13. Surety Bond 20

ARTICLE VII - FISCAL YEAR 21

ARTICLE VIII - SEAL 21

ARTICLE IX - WAIVERS OF NOTICE .21

ARTICLE X - CUSTODY OF SECURITIES 21

Section 1. Employment of a Custodian 21

Section 2. Provisions of Custodian Contract 22

Section 3. Central Certificate System 23

ARTICLE XI – INDEMNIFICATION 23

Section 1. Indemnification 23

Section 2. Further Indemnification 26

ARTICLE XII – EXECUTION OF INSTRUMENTS; VOTING SECURITIES 27

Section 1. Execution of Instruments 27

Section 2. Voting of Securities 27

ARTICLE XIII - AMENDMENTS 28

BY-LAWS

OF

PGIM ETF TRUST

ARTICLE I

Agreement and Declaration of Trust

Section 1. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time amended, supplemented or restated (the “Declaration of Trust”), of PGIM ETF Trust (the “Trust”).

Section 2. Definitions. Unless otherwise defined herein, the terms used herein have the respective meanings given them in the Declaration of Trust and the provisions of Sections 5, 6, 7 and 11 of Article VIII of the Declaration of Trust shall apply to these By-Laws mutatis mutandis. In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust control.

ARTICLE II

Offices

Section 1. Principal Office. The principal office of the Trust, and such additional offices as the Board of Trustees or the officers of the Trust may establish, shall be located in such places as the Board of Trustees or the officers may from time to time determine.

Section 2. Registered Office and Other Offices. The registered office of the Trust shall be located in the City of Wilmington, State of Delaware or such other location within the State of Delaware as the Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.

ARTICLE III

Shareholder Voting

Section 1. Voting Powers. As determined by the Trustees without the vote or consent of Shareholders (except as required by the 1940 Act), on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

Notwithstanding any other provision of these By-Laws, on any matter submitted to a vote of the Shareholders, all Shares then entitled to vote shall be voted in the aggregate, except (i) when required by the 1940 Act, Shares shall be voted by individual Series; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Notwithstanding anything contained in these By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or Classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy at a meeting. Until Shares of a Series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these By-Laws to be taken by the Shareholders.

Section 2. Quorum and Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, by these By-Laws or by the Declaration of Trust, one-third of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. When any one or more Series (or Classes) is to vote as a single class separate from any other Shares, one-third of the Shares of all such Series (or Classes) entitled to vote shall constitute a quorum at a Shareholders’ meeting of such Series (or Classes). Except when a larger vote is required by any provision of the Declaration of Trust or these By-Laws or by federal law, including the 1940 Act, when a quorum is present at any meeting, a plurality of the Shares voted shall elect a Trustee and a majority of the Shares voted shall decide any other matters, provided that where any provision of federal law, including the 1940 Act, or of these By-Laws requires or permits the Shareholders of any one or more Series (or Classes) to vote as a single class separate from any other Shares, then, when a quorum is present with respect to such Series (or Classes), a majority of the Shares of all such Series (or Classes) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as such Series (or Classes) are concerned.

Section 3. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Secretary to each Shareholder entitled to vote at said meeting at least ten (10) days (or such other greater or lesser number of days as the Board of Trustees shall determine) and not more than one hundred twenty (120) days (or such other greater or lesser number of days as the Board of Trustees shall determine) before the meeting. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and (ii) given or addressed to the Shareholder at the phone number, address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent. Notice shall be deemed to have been given at the time when made by telephone, delivered personally, deposited in the mail or with an overnight courier or sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication. Only the business stated in the notice of the meeting shall be considered at such meeting. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting. No notice need be given to any Shareholder who attends a meeting in person or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 4. Meetings. There shall be no annual meetings of Shareholders for the election of Trustees or the transaction of any other business except as required by the 1940 Act or other applicable federal law. Special meetings of the Shareholders shall be held at the principal executive office of the Trust or at such other place within the United States of America as the Trustees shall designate. Special meetings of Shareholders shall be held as provided herein or as otherwise required by the 1940 Act or other applicable federal law. Except as required by federal law including the 1940 Act, Shareholders shall not be entitled to call, or to have the secretary call, special meetings of the Shareholders. Special meetings of the Shareholders shall be called by the secretary whenever ordered by the Trustees. To the extent required by federal law including the 1940 Act, special meetings of the Shareholders shall be called upon the request of the Shareholders owning Shares representing at least the percentage of the total combined votes of all Shares of the Trust issued and outstanding required by federal law including the 1940 Act, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such Shareholders; provided, further, that a special meeting called for the purpose of voting on the removal of any Trustee shall be requested in writing by Shareholders holding at least ten percent (10%) of the outstanding Shares entitled to vote.

If the Secretary, when so ordered or requested, refuses or neglects for more than 10 days to call such meetings, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may postpone such meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval, and for such period (without regard to the period before the meeting that notice was required to be given in accordance with Section 3 hereof) as the Board of Trustees shall determine by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 3. Any meeting of Shareholders may be adjourned one or more times from time to time by the chairman of the meeting to another time or place for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval, for such period (without regard to the period before the meeting that notice was required to be given in accordance with Section 3 hereof) as the chairman shall determine, and as to one or more proposals regardless of whether action has been taken on other matters. No Shareholder vote shall be required for any adjournment.

Any adjourned meeting may be held at such time and place as determined by the Board of Trustees. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 5. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than one hundred twenty (120) days (or such other greater or lesser number of days as the Board of Trustees shall determine) prior to the date of any meeting of Shareholders as a record date for the determination of the persons to be treated as Shareholders of record for such purpose (subject to the provisions of Section 2(e) of Article VI of the Declaration of Trust with respect to redeemed Shares). Subject to the provisions of Section 2(e) of Article VI of the Declaration of Trust with respect to redeemed Shares, the Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting that has been postponed or reconvened after one or more adjournments, unless the Trustees have fixed a new record date

Section 6. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such Shareholder, or his duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Trustees or any officer of the Trust. Notwithstanding the foregoing, if a proposal is submitted to a vote of the Shareholders of the Trust or any Series or Class by anyone other than the officers or Trustees, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, shares may be voted only in person or by written proxy. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust. Only Shareholders of record shall be entitled to vote.

Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the secretary or other person responsible for recording the proceedings before being voted. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken by (a) a writing delivered to the Trust stating that the proxy is revoked, (b) a subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted.

Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new such record date.

A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.

Section 7. Concerning Validity of Proxies, Ballots, etc.. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided below in this section, in which event such inspectors of election shall decide all such questions.

A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Declaration of Trust, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the chairman of the meeting may, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed as an inspector.

The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and, to the extent required by federal law including the 1940 Act, but only to such extent, such vote shall be taken upon the request of the Shareholders owning Shares representing ten percent (10%) or more of the total combined votes of all Shares of the Trust issued and outstanding and entitled to vote on such election or matter.

Section 8. Action Without Meeting. Any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the Shareholders holding outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the records of Shareholder meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 9. Abstentions and Broker Non-Votes. Subject to the provisions of Section 2(e) of Article VI of the Declaration of Trust with respect to redeemed Shares,

(A) Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval and (B) Shares held in “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as present and outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted (votes cast) with respect to such proposal or proposals.

Section 10. Organization. At every meeting of Shareholders, the chairman or, in his or her absence, the President or, in his or her absence, a Vice President or, in the absence of any of the foregoing officers, a chairman chosen by majority vote of the Shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The secretary or, in his or her absence, an assistant secretary, or, in the absence of either of the foregoing officers, a secretary of the meeting chosen by the chairman shall act as secretary at all meetings of Shareholders.

Subject to these By-laws, the Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient, and, subject to these By-laws and such rules and regulations of the Board of Trustees, if any, the chairman of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors, the adjournment of the meeting, and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes

Section 11. Record Date for Distributions. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

Section 12. Application of this Article. Meetings of Shareholders shall consist of Shareholders of the Trust or any Series (or Class) or of all Shareholders, and this Article shall be construed accordingly.

ARTICLE IV

Trustees

Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman, the President, or by any two of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be delivered or mailed, postage prepaid, to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wired to each Trustee at his or her business address, or personally delivered to him or her, at least one day before the meeting, or by telephone, facsimile, telex, telecopier, electronic mail or other electronic means to him or her at least 24 hours before the meeting; provided, however, that if in the judgment of the Chairman of the Board or the President, when either is calling a stated meeting, the action proposed to be taken at the meeting is of such an urgent nature that 24 hours’ notice cannot reasonably be given, then notice may be given to each Trustee by telephone, facsimile, telex, telecopy, electronic mail or other electronic means at least two hours before the meeting provided that each Trustee is afforded the opportunity to participate in such meeting by conference telephone or similar communications equipment. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. At any meeting of Trustees, any Trustee may vote either in person or by written proxy signed by the Trustee, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. To the extent permitted by the 1940 Act, the Trustees may execute and/or deliver any proxy, consent, and any other instrument by means of electronic, telecommunication, telephonic, computerized or other similar means (including by means of e-mail and facsimile), unless the Trustees otherwise determine at any time. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting are connected, which meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees then in office (or such higher number of Trustees as would be required to act on the matter under the Declaration of Trust, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice. Notwithstanding the foregoing, all actions of the Trustees shall be taken in compliance with the provisions of the 1940 Act.

Section 2. Quorum and Manner of Acting. A majority of the Trustees then in office shall constitute a quorum for the transaction of business. If at any meeting of the Trustees there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained. Notice of an adjourned meeting need not be given. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Trustees, except as may be otherwise specifically provided by law or by the Declaration of Trust or by these By-Laws.

ARTICLE V

Committees

Section 1. Executive Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers by law, the Declaration of Trust or these By-Laws they are prohibited from delegating.

Section 2. Other Committees. The Trustees may elect from their own number other Committees from time to time to hold office at the pleasure of the Trustees, which shall have such number, power and duties as the Board of Trustees may, by resolution, prescribe, subject to the same limitations as with respect to the Executive Committee. The terms of membership on such Committees and the termination or circumstances giving rise to the termination of such Committees shall be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own chairman. Notwithstanding the provisions of this Article V, and in addition to such provisions or any other provisions of these By-Laws or of the Declaration of Trust, the Trustees may by resolution appoint a Committee consisting of fewer than the whole number of the Trustees then in office, which

Committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such Committee were the acts of all the Trustees then in office, with respect to any matter including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

Section 3. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit. Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept at the principal executive offices of the Trust.

ARTICLE VI

Officers

Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect such other officers or agents as the business of the Trust may require, including a Chairman of the Board (“Chairman”), one or more Vice Presidents, one or more

Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the President, the Treasurer, the Secretary, and all other officers shall hold office at the pleasure of the Trustees. Any number of offices may be held by the same person. The Chairman, if there be one, shall be a Trustee and may but need not be a Shareholder. Any other officer may be but none need be a Trustee or Shareholder.

Section 3. Resignation. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Trustees, the Chairman of the Board, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 4. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer, with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or Committee may be removed, with or without cause, by such appointing officer or Committee.

Section 5. Powers and Duties of the Chairman. The Chairman, if such an officer is elected, shall if present preside at meetings of the Shareholders and the Trustees, shall be the chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees or prescribed by the Declaration of Trust or these By-Laws.

Section 6. Powers and Duties of the President. Subject to the powers of the Chairman, if there be such an officer, the President shall be the principal executive officer of the Trust. He or she may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary and, in the absence of the Chairman, shall preside at all meetings of the Shareholders and the Trustees. Subject to the control of the Trustees, the Chairman and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ and terminate attorneys, accountants and other advisers and agents for the Trust and to employ and terminate such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

Section 7. Powers and Duties of the Vice President. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President.

Section 8. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his or her hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws. He or she shall render a statement of condition of the finances of the Trust to the Trustees as often as the Trustees shall require the same and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he or she shall have custody of the seal of the Trust; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he or she shall in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

Section 10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the

Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

Section 12. Compensation of Officers and Trustees. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

Section 13. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

ARTICLE VII

Fiscal Year

The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

ARTICLE VIII

Seal

The Board of Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Trustee or officer of the Trust shall have authority to affix the seal of the Trust to any document requiring the same.

ARTICLE IX

Waivers of Notice

Whenever any notice is permitted or required to be given by these By-laws or the Declaration of Trust or the laws of the State of Delaware, a waiver thereof provided or delivered to the Trust by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means by the person or persons entitled to said notice, whether before or after the time such notice was to be given, shall be deemed equivalent thereto.

ARTICLE X

Custody of Securities

Section 1. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian)

all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be appointed from time to time by the Trustees, who shall fix its remuneration.

Section 2. Provisions of Custodian Contract. The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed: The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or to which the Trust may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired (including securities acquired under a repurchase agreement), or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor Custodian. Notwithstanding anything to the contrary to these By-Laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may deliver funds in the following cases: In connection with repurchase agreements, the Custodian shall transmit prior to receipt on behalf of the Trust of any securities or other property, funds from the Trust’s custodian account to a special custodian approved by the Trustees of the Trust, which funds shall be used to pay for securities to be purchased by the Trust subject to the Trust’s obligation to sell and the seller’s obligation to repurchase such securities (in such case, the securities shall be held in the custody of the special custodian); in connection with the Trust’s purchase or sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Trust of any securities or other property, funds from the Trust’s custodian account in order to furnish and to maintain funds with brokers as margin to guarantee the performance of the Trust’s futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

Section 3. Central Certificate System. Subject to applicable rules, regulations and orders adopted by the Commission, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its Custodian (or sub-custodians).

ARTICLE XI

Indemnification

Section 1. Indemnification.

(a)       Subject to the exceptions and limitations contained in subsection (b) below:

(i)       every person who is, or has been, a Trustee or an officer or employee of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (“Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law, including the 1940 Act, against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof.

(ii)       as used herein, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities whatsoever.

(b)       To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person:

(i)       who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii)       in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office:

(A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c)       The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)       To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e)       To the fullest extent permitted by applicable law, including the 1940 Act, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 1 shall be paid by the Trust and each Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 1(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f)       Any repeal or modification of this Article XI or adoption or modification of any other provision of these By-Laws inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g)       Notwithstanding any other provision in these By-Laws to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 1 and any advancement of expenses that any Covered Person is entitled to be paid under Section 1(e) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article XI; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and Classes) in such manner as the Trustees deem fair and equitable.

Section 2. Further Indemnification. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Declaration of Trust, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Section 7 of Article III of the Declaration of Trust, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article XI.

ARTICLE XII

Execution of Instruments; Voting of Securities

Section 1. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the President, any Vice President, the Treasurer or Secretary or an Assistant Treasurer or an assistant secretary, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

Section 2. Voting of Securities. Unless otherwise ordered by the Board of Trustees, the President or any Vice President shall have full power and authority on behalf of the Trust to attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of shareholders of any company in which the Trust may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Trustees may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE XIII

Amendments

These By-laws may only be amended by the Trustees of the Trust, and no Shareholder vote shall be required for any such amendment.

Adopted as of October 23, 2017.

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